Exhibit 99.1

Concho Resources Inc. Reports First-Quarter 2018 Results

Delivered 27% Crude Oil Growth Year-over-Year

Raised Full-Year 2018 Production Growth Outlook

MIDLAND, Texas--(BUSINESS WIRE)--May 1, 2018--Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for first-quarter 2018.

First-Quarter 2018 Highlights

  Announced agreement to acquire RSP Permian, Inc.
  Increased crude oil production volumes by approximately 14 MBopd, or 11%, quarter-over-quarter to 144 MBopd.
  Delivered total production of 228 MBoepd, exceeding the high end of the Company’s guidance range.
  Raised full-year 2018 production growth outlook to a range of 18% - 20% and maintained capital expenditure guidance. Concho’s outlook excludes the RSP Permian transaction.
  Achieved record 30-day production rates in the Company’s Northern and Southern Delaware Basin assets and set a Company record average lateral length in the Northern Delaware Basin.
  Received $157 million cash distribution from Oryx Southern Delaware Holdings, LLC.
  Reduced total debt by approximately $320 million from year-end 2017.
  Reported net income of $835 million, or $5.58 per diluted share. Adjusted net income totaled $149 million, or $1.00 per diluted share (non-GAAP).
  Generated $570 million of EBITDAX (non-GAAP).

See “Supplemental Non-GAAP Financial Measures” at the end of this press release for a description of non-GAAP measures adjusted net income, adjusted earnings per share and EBITDAX as well as a reconciliation of these measures to the associated GAAP measure.

Tim Leach, Chairman and Chief Executive Officer, commented, “Our team achieved another outstanding quarter of operational and financial results, driving significant production growth while maintaining a disciplined capital program. Our results reflect our focus on large-scale project development, which enables us to maximize ultimate recovery, efficiencies and returns. Looking ahead, we intend to build on our strong momentum and capitalize on our execution strength, cost control and strong balance sheet to extend our track record of delivering growth and returns. We are excited about our pending transaction with RSP, which reinforces our scale advantage. We look forward to completing the acquisition and delivering the value creating benefits of the transaction to the shareholders of both companies.”

First-Quarter 2018 Operations Summary

Production for first-quarter 2018 was 21 million barrels of oil equivalent (MMBoe), or an average of 228 thousand Boe per day (MBoepd), an increase of approximately 26% from first-quarter 2017 and 8% from fourth-quarter 2017. Average daily crude oil production for first-quarter 2018 totaled 144 thousand barrels per day (MBopd), an increase of approximately 27% from first-quarter 2017 and 11% from fourth-quarter 2017. Natural gas production for first-quarter 2018 totaled 505 million cubic feet per day (MMcfpd).

During first-quarter 2018, Concho averaged 20 rigs, compared to 16 rigs in fourth-quarter 2017. The table below summarizes the Company’s gross drilling and completion activity by core area for first-quarter 2018.

	Number of Wells Drilled	Number of Operated Wells Drilled	Number of Wells Completed	Number of Operated Wells Completed
Northern Delaware Basin	33	20	25	12
Southern Delaware Basin	16	15	12	10
Midland Basin	21	21	18	18
New Mexico Shelf	1	1	1	1
Total	71	57	56	41

The Company is currently running 20 rigs, including nine rigs in the Northern Delaware Basin, six rigs in the Southern Delaware Basin and five rigs in the Midland Basin. Concho expects to add one rig to the Northern Delaware Basin and one rig to the New Mexico Shelf in May 2018. Additionally, the Company is currently utilizing six completion crews.

Northern Delaware Basin

In the Northern Delaware Basin, Concho added 12 wells with at least 60 days of production as of the end of first-quarter 2018. The average 30-day peak and average 60-day peak rates for these wells were 1,993 Boepd (74% oil) and 1,900 Boepd (73% oil), respectively. The wells delivered record 30-day performance. In addition, ten of the 12 wells added were long-lateral wells, driving a Company record average lateral length in the Northern Delaware Basin of 8,544 feet.

Delineating Lower Second Bone Spring in Eddy County, New Mexico

In the Northern Delaware Basin, Concho continues to optimize lateral placement, completion techniques and well spacing to maximize recovery from the prolific multi-zone resource. During first-quarter 2018, Concho delineated a new target within the 2nd Bone Spring formation in Eddy County, New Mexico, with two successful well results from the Craig Federal 12H and the Road Runner Federal 12H. These two wells, which were landed in the lower 2nd Bone Spring, are part of a stacked development pattern in the 2nd Bone Spring, with the landing zones between these two wells and existing wells separated vertically by 500 feet. Additionally, the average 30-day peak and average 60-day peak rates per well were 2,457 Boepd (74% oil) and 2,322 (72% oil), respectively, from an average lateral length of approximately 9,830 feet.

Southern Delaware Basin

In the Southern Delaware Basin, Concho added 21 wells with at least 60 days of production as of the end of first-quarter 2018. The average 30-day peak and average 60-day peak rates for these wells were 2,070 Boepd (73% oil) and 1,787 Boepd (73% oil), respectively. Notably, the average 30-day peak rate marked a Company record in the Southern Delaware Basin. The average lateral length for these wells was 9,204 feet.

Midland Basin

In the Midland Basin, Concho added 20 wells with at least 60 days of production as of the end of first-quarter 2018. The average 30-day peak and average 60-day peak rates for these wells were 1,156 Boepd (85% oil) and 1,114 Boepd (84% oil), respectively, with an average lateral length of 10,156 feet.

Delivering Outstanding Results from Large-Scale Project Development in the Midland Basin

During fourth-quarter 2017, Concho completed the 13-well, two-mile Mabee Ranch project located in Andrews County, Texas. The project achieved average 30-day peak and average 60-day peak rates of approximately 15 MBoepd (83% oil) and 14 MBoepd (83% oil), respectively. Additionally, through fiber optic monitoring, Concho continues to gather valuable proprietary data with long-term implications for full-field development optimization. The Company has transferred several of these completion techniques to other projects across the portfolio.

First-Quarter 2018 Financial Summary

Concho’s average realized price for crude oil and natural gas for first-quarter 2018, excluding the effect of commodity derivatives, was $61.29 per Bbl and $3.39 per Mcf, respectively, compared to $49.08 per Bbl and $3.00 per Mcf, respectively, for first-quarter 2017.

Net income for first-quarter 2018 was $835 million, or $5.58 per diluted share, compared to net income of $650 million, or $4.37 per diluted share, for first-quarter 2017. Adjusted net income (non-GAAP), which excludes non-cash and unusual items, for first-quarter 2018 was $149 million, or $1.00 per diluted share. Non-cash and unusual items for first-quarter 2018 included (i) a preliminary non-cash gain of approximately $575 million attributable to the Company’s strategic trade with a large integrated oil company, (ii) a gain of approximately $134 million due to the sale of non-core leasehold in Ward and Reeves Counties, Texas, and (iii) a gain of approximately $103 million related to the cash distribution from the Company’s equity method investment. Adjusted net income for first-quarter 2017 was $72 million, or $0.49 per diluted share.

EBITDAX (non-GAAP) for first-quarter 2018 totaled $570 million, compared to $461 million for first-quarter 2017.

Concho’s effective income tax rate for first quarter 2018 was 23%, compared to 36% for first quarter 2017, primarily due to the reduction of the U.S. federal statutory corporate income tax rate from 35% to 21%.

Agreement to Acquire RSP Permian Enhances Scale Advantage

On March 28, 2018, Concho announced that it had entered into a definitive agreement to acquire all of the outstanding shares of RSP Permian, Inc. Under the terms of the agreement, shareholders of RSP will receive 0.320 shares of Concho common stock for each share of RSP common stock. The transaction is expected to be completed in third-quarter 2018, subject to approval of both Concho and RSP shareholders, the satisfaction of certain regulatory approvals and other customary closing conditions.

Strengthening Financial Position

During first-quarter 2018, Concho further strengthened its financial position through several accretive transactions.

As previously reported, Concho completed the sale of non-core leasehold in Ward and Reeves Counties, Texas, for proceeds of approximately $280 million during first-quarter 2018. Additionally, the Company completed a strategic trade with a large integrated oil company. For Concho, the trade enhances its core development area in the Northern Midland Basin and adds working interests to certain operated properties in Upton County, Texas, and in the New Mexico Shelf. In the trade, Concho conveyed its 32,000 acre checker-board leasehold position in Culberson County, Texas.

Concho owns a 23.75% membership interest in Oryx Southern Delaware Holdings, LLC, which operates a crude oil gathering and transportation system in the Southern Delaware Basin. During first-quarter 2018, Oryx obtained a term loan of $800 million, the proceeds from which were used in part to fund a cash distribution to its equity holders. Concho received a distribution of approximately $157 million, which represents an approximate 3.5 times multiple on Concho’s invested capital, and the Company retains its ownership stake in Oryx.

As a result of these transactions and a disciplined capital investment program, Concho reduced its total debt by approximately $320 million in first-quarter 2018 as compared to year-end 2017. At March 31, 2018, Concho had total long-term debt of $2.4 billion, with no borrowings outstanding under its credit facility.

Outlook

Concho’s outlook excludes the pending RSP Permian transaction. Concho expects second-quarter 2018 production to be 226 MBoepd to 230 MBoepd. For full-year 2018, the Company raised its production growth outlook to a range of 18% to 20%, as compared to the prior range of 16% to 20%. Also, the Company updated its guidance for crude oil price realizations for full-year 2018. The updated guidance range of ($1.50) to ($2.00) per barrel reflects pricing deductions and excludes the regional Midland-Cushing price differential. As highlighted below under “Commodity Derivatives Update,” Concho enters into basis hedges to protect against the Midland-Cushing differential.

Commodity Derivatives Update

The Company enters into commodity derivatives to manage its exposure to commodity price fluctuations, including regional price dislocations such as the Midland/Cushing crude oil price differential. For the remainder of 2018, Concho has crude oil swap contracts covering approximately 112 MBopd at a weighted average price of $54.20 per Bbl, and it has Midland/Cushing basis swaps covering approximately 94 MBopd at a weighted average price of ($0.85) per Bbl. Please see the table under “Derivatives Information” below for detailed information about the Company’s current derivatives positions.

Conference Call

Concho will host a conference call tomorrow, May 2, 2018, at 8:00 AM CT (9:00 AM ET) to discuss first-quarter 2018 results. The telephone number and passcode to access the conference call are provided below:

Dial-in: (844) 263-8298
Intl. dial-in: (478) 219-0007
Participant Passcode: 7175736

To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.

Upcoming Conferences

The Company will present at the Citi Global Energy & Utilities Conference on Tuesday, May 15, 2018 at 7:45 AM CT (8:45 AM ET). The presentation will be webcast and accessible on the Events & Presentations page under the Investors section of the Company’s website, www.concho.com.

Additionally, Concho will participate in the following upcoming conferences:

Conference Date	Conference
May 16, 2018	Stephens 2nd Annual Energy Executive Summit
May 23, 2018	UBS Global Oil & Gas Conference

The Company’s presentation will be available on the Company’s website on or prior to the Company’s appearance at each conference.

Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit the Company’s website at www.concho.com.

No Offer or Solicitation

This press release relates to a proposed business combination transaction (the “Transaction”) between RSP Permian, Inc. (“RSP”) and Concho Resources Inc. (“Concho”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements contained in this press release specifically include statements, estimates, guidance and projections regarding the Company’s future financial position, operations, performance, business strategy, oil and natural gas reserves, drilling program, production, capital expenditure budget, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and sources of financing. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. The guidance capital program and outlook presented herein are subject to change by the Company without notice and the Company has no obligation to affirm or update such information, except as required by law. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors discussed or referenced in the Company’s most recent Annual Report on Form 10-K; Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K; risks associated with the Company’s proposed merger with RSP, including increased expenses, management distraction from the Company’s business, declines in the market price of the Company’s common stock and failure to realize the expected benefits of the transaction; failure, difficulties and delays in meeting conditions required for closing set forth in the RSP merger agreement; risks associated with acquisitions, including liabilities associated with acquired properties or businesses and the ability to realize expected benefits; disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver the Company’s oil, natural gas liquids and natural gas and other processing and transportation considerations; declines in, or the sustained depression of, the prices we receive for the Company’s oil and natural gas; risks related to the concentration of the Company’s operations in the Permian Basin of southeast New Mexico and west Texas; evolving cybersecurity risks, such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, malware, social engineering, physical breaches or other actions; the costs and availability of equipment, resources, services and qualified personnel required to perform the Company’s drilling, completion and operating activities; drilling, completion and operating risks; environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation related to hydraulic fracturing, climate change, derivatives reform or the export of oil and natural gas; the impact of current and potential changes to federal or state tax rules and regulations, including the Tax Cuts and Jobs Act; potential financial losses or earnings reductions from the Company’s commodity price risk-management program; difficult and adverse conditions in the domestic and global capital and credit markets; the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under the Company’s credit facility; the impact of potential changes in the Company’s credit ratings; uncertainties about the Company’s ability to successfully execute the Company’s business and financial plans and strategies; uncertainties about the estimated quantities of oil and natural gas reserves; uncertainties about the Company’s ability to replace reserves and economically develop the Company’s current reserves; general economic and business conditions, either internationally or domestically; competition in the oil and natural gas industry; and uncertainty concerning the Company’s assumed or possible future results of operations; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

In connection with the Transaction, Concho filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on April 20, 2018, that includes a preliminary joint proxy statement of RSP and Concho that also constitutes a preliminary prospectus of Concho. RSP and Concho will also file other documents with the SEC regarding the Transaction, including the definitive joint proxy statement/prospectus. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. The definitive joint proxy statement/prospectus will be sent to the stockholders of Concho and RSP. This document is not a substitute for the registration statement and preliminary joint proxy statement/prospectus filed with the SEC, including any amendments thereto, or any other documents that Concho or RSP may file with the SEC or send to stockholders of Concho or RSP in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF RSP AND CONCHO ARE URGED TO READ THE REGISTRATION STATEMENT, THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the preliminary joint proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Concho or RSP, including the definitive joint proxy statement/prospectus when it becomes available, through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by RSP will be made available free of charge on RSP’s website at www.rsppermian.com, under the heading “SEC Filings,” or by contacting RSP’s Investor Relations Department by phone at 214-252-2700. Copies of documents filed with the SEC by Concho will be made available free of charge on Concho’s website at www.concho.com, under the heading “Investors,” or by contacting Concho’s Investor Relations Department by phone at 432-221-0477.

Participants in Solicitation

Concho, RSP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Concho’s common stock and RSP’s common stock in respect to the Transaction.

Information regarding RSP’s directors and executive officers is contained in the Form 10-K/A filed with the SEC on April 30, 2018 and in the other documents filed after the date thereof by RSP with the SEC. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing RSP’s website at www.rsppermian.com. Information regarding Concho’s executive officers and directors is contained in the proxy statement for Concho’s 2018 Annual Meeting of Stockholders filed with the SEC on April 5, 2018 and in the other documents filed after the date thereof by Concho with the SEC. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Concho’s website at www.concho.com under the heading “Investors.”

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the preliminary joint proxy statement/prospectus, including any amendments thereto, as well as the definitive joint proxy statement/prospectus when it becomes available. You may obtain free copies of these documents as described above.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	March 31,	December 31,
(in millions, except share and per share amounts)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$-	$-
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	392	331
Joint operations and other	260	212
Inventory	11	14
Derivative instruments	23	-
Prepaid costs and other	33	35
Total current assets	719	592
Property and equipment:
Oil and natural gas properties, successful efforts method	22,023	21,267
Accumulated depletion and depreciation	(8,658)	(8,460)
Total oil and natural gas properties, net	13,365	12,807
Other property and equipment, net	246	234
Total property and equipment, net	13,611	13,041
Deferred loan costs, net	12	13
Intangible assets, net	22	26
Noncurrent derivative instruments	2	-
Other assets	15	60
Total assets	$14,381	$13,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$33	$43
Bank overdrafts	72	116
Revenue payable	185	183
Accrued drilling costs	307	330
Derivative instruments	248	277
Other current liabilities	264	216
Total current liabilities	1,109	1,165
Long-term debt	2,370	2,691
Deferred income taxes	941	687
Noncurrent derivative instruments	79	102
Asset retirement obligations and other long-term liabilities	144	172
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 149,870,242 and 149,324,849 shares issued at March 31, 2018 and December 31, 2017, respectively	-	-
Additional paid-in capital	7,159	7,142
Retained earnings	2,675	1,840
Treasury stock, at cost; 799,644 and 598,049 shares at March 31, 2018 and December 31, 2017, respectively	(96)	(67)
Total stockholders’ equity	9,738	8,915
Total liabilities and stockholders’ equity	$14,381	$13,732

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2018	2017

Operating revenues:
Oil sales	$793	$502
Natural gas sales	154	110
Total operating revenues	947	612
Operating costs and expenses:
Oil and natural gas production	130	87
Production and ad valorem taxes	70	48
Gathering, processing and transportation	11	-
Exploration and abandonments	18	15
Depreciation, depletion and amortization	317	283
Accretion of discount on asset retirement obligations	2	2
General and administrative (including non-cash stock-based compensation of $17 and $12 for the three months ended March 31, 2018 and 2017, respectively)	65	56
(Gain) loss on derivatives	35	(286)
Gain on disposition of assets, net	(723)	(654)
Total operating costs and expenses	(75)	(449)
Income from operations	1,022	1,061
Other income (expense):
Interest expense	(30)	(40)
Other, net	97	-
Total other income (expense)	67	(40)
Income before income taxes	1,089	1,021
Income tax expense	(254)	(371)
Net income	$835	$650
Earnings per share:
Basic net income	$5.60	$4.39
Diluted net income	$5.58	$4.37

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended
	March 31,
(in millions)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$835	$650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	317	283
Accretion of discount on asset retirement obligations	2	2
Exploration and abandonments, including dry holes	10	6
Non-cash stock-based compensation expense	17	12
Deferred income taxes	254	363
Gain on disposition of assets, net	(723)	(654)
(Gain) loss on derivatives	35	(286)
Net settlements received from (paid on) derivatives	(112)	28
Other	(96)	1
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(81)	(6)
Prepaid costs and other	(2)	(8)
Inventory	3	-
Accounts payable	(12)	7
Revenue payable	2	8
Other current liabilities	39	1
Net cash provided by operating activities	488	407
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(474)	(286)
Acquisitions of oil and natural gas properties	(13)	(171)
Additions to property, equipment and other assets	(6)	(2)
Proceeds from the disposition of assets	255	806
Direct transaction costs for disposition of assets	(3)	(17)
Distribution from equity method investment	148	-
Net cash provided by (used in) investing activities	(93)	330
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	662	105
Payments of debt	(984)	(105)
Purchase of treasury stock	(29)	(19)
Decrease in bank overdrafts	(44)	-
Net cash used in financing activities	(395)	(19)
Net increase in cash and cash equivalents	-	718
Cash and cash equivalents at beginning of period	-	53
Cash and cash equivalents at end of period	$-	$771
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for business combinations	$-	$258

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended
	March 31,
	2018	2017

Production and operating data:
Net production volumes:
Oil (MBbl)	12,939	10,224
Natural gas (MMcf)	45,448	36,597
Total (MBoe)	20,514	16,324

Average daily production volumes:
Oil (Bbl)	143,767	113,600
Natural gas (Mcf)	504,978	406,633
Total (Boe)	227,930	181,372

Average prices per unit:
Oil, without derivatives (Bbl)	$61.29	$49.08
Oil, with derivatives (Bbl) (a)	$52.59	$52.12
Natural gas, without derivatives (Mcf)	$3.39	$3.00
Natural gas, with derivatives (Mcf) (a)	$3.41	$2.90
Total, without derivatives (Boe)	$46.17	$37.47
Total, with derivatives (Boe) (a)	$40.71	$39.15

Operating costs and expenses per Boe: (b)
Oil and natural gas production	$6.33	$5.35
Production and ad valorem taxes	$3.40	$2.93
Gathering, processing and transportation	$0.53	$-
Depreciation, depletion and amortization	$15.43	$17.36
General and administrative	$3.31	$3.36

(a)	Includes the effect of net cash receipts from (payments on) derivatives:

	Three Months Ended
	March 31,
(in millions)	2018	2017

Net cash receipts from (payments on) derivatives:
Oil derivatives	$(113)	$31
Natural gas derivatives	1	(3)
Total	$(112)	$28

The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

(b)	Per Boe amounts calculated using dollars and volumes rounded to thousands.

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended
	March 31,
(in millions)	2018	2017

Property acquisition costs:
Proved	$-	$127
Unproved	13	306
Exploration	243	235
Development	207	158
Total costs incurred for oil and natural gas properties	$463	$826

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at May 1, 2018, for the periods indicated:

		2018
		Second Quarter	Third Quarter	Fourth Quarter	Total	2019	2020

Oil Price Swaps: (a)
	Volume (Bbl)	11,453,170	10,155,318	9,075,007	30,683,495	30,011,500	10,228,000
	Price per Bbl	$54.50	$54.29	$53.73	$54.20	$53.49	$55.24

Oil Basis Swaps: (b)
	Volume (Bbl)	9,492,000	8,465,000	7,757,000	25,714,000	28,619,500	10,980,000
	Price per Bbl	$(0.81)	$(0.85)	$(0.89)	$(0.85)	$(1.17)	$(0.08)

Natural Gas Price Swaps: (c)
	Volume (MMBtu)	18,179,000	19,420,000	18,458,000	56,057,000	28,790,992	7,320,000
	Price per MMBtu	$3.03	$3.01	$3.00	$3.01	$2.81	$2.70

(a)	The index prices for the oil price swaps are based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) monthly average futures price.
(b)	The basis differential price is between Midland – WTI and Cushing – WTI.
(c)	The index prices for the natural gas price swaps are based on the NYMEX – Henry Hub last trading day futures price.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share

The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and unusual items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to adjusted net income (non-GAAP), both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2018	2017

Net income - as reported	$835	$650

Adjustments for certain non-cash and unusual items:
(Gain) loss on derivatives	35	(286)
Net cash receipts from (payments on) derivatives	(112)	28
Leasehold abandonments	10	6
Gain on disposition of assets and other	(719)	(654)
Gain on equity method investment distribution	(103)	-
Tax impact	205	336
Excess tax benefit	(2)	(8)
Adjusted net income	$149	$72

Net income per diluted share - as reported	$5.58	$4.37

Adjustments for certain non-cash and unusual items per diluted share:
(Gain) loss on derivatives	0.23	(1.92)
Net cash receipts from (payments on) derivatives	(0.75)	0.18
Leasehold abandonments	0.07	0.04
Gain on disposition of assets and other	(4.80)	(4.40)
Gain on equity method investment distribution	(0.69)	-
Tax impact	1.37	2.27
Excess tax benefit	(0.01)	(0.05)
Adjusted net income per diluted share	$1.00	$0.49

Adjusted earnings per share:
Basic net income	$1.00	$0.49
Diluted net income	$1.00	$0.49

Reconciliation of Net Income to EBITDAX

EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.

The Company defines EBITDAX as net income, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion of discount on asset retirement obligations expense, (4) non-cash stock-based compensation expense, (5) (gain) loss on derivatives, (6) net cash receipts from (payments on) derivatives, (7) gain on disposition of assets, net, (8) interest expense, (9) gain on equity method investment distribution and (10) federal and state income tax expense. EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The Company’s EBITDAX measure provides additional information which may be used to better understand the Company’s operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of the GAAP measure of net income to EBITDAX (non-GAAP) for the periods indicated:

	Three Months Ended
	March 31,
(in millions)	2018	2017

Net income	$835	$650
Exploration and abandonments	18	15
Depreciation, depletion and amortization	317	283
Accretion of discount on asset retirement obligations	2	2
Non-cash stock-based compensation	17	12
(Gain) loss on derivatives	35	(286)
Net cash receipts from (payments on) derivatives	(112)	28
Gain on disposition of assets, net	(723)	(654)
Interest expense	30	40
Gain on equity method investment distribution	(103)	-
Income tax expense	254	371
EBITDAX	$570	$461

CONTACT:
Concho Resources Inc.
Investor Relations
Megan P. Hays, 432-685-2533
Vice President of Investor Relations and Public Affairs
or
Mary T. Starnes, 432-221-0477
Investor Relations Manager